EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated August 31, 2107 relating to the financial statements, which appears in Prana Biotechnology Limited's Annual Report on Form 20-F for the year ended June 30, 2017.  We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers
PricewaterhouseCoopers
Melbourne, Australia
 October 10, 2017